EXHIBIT 10.29

Letter Agreement

August 30, 2022

Yue Lian Liang

#9-00, Hai Ding West Xia

Hai Ding District

Beijing City, China

VIA EMAIL: YLLIANG5589@GMAIL.COM

Dear Yue Lian Liang:

This letter will confirm our agreement to extend the maturity date of the Amended and Restated Promissory Note (the “Note”) dated May 4, 2020 in the principal amount of $2,000,000 from August 31, 2022 to December 31, 2023. Interest will be payable on the unpaid principal balance at the rate of 6.00 percent (6.00%) per annum, payable quarterly on the last business day of June, September, December and March. The Company will pay the principal amount of this Note, together with accrued interest, on December 31, 2023.

AGREED TO AND ACCEPTED

This 30th day of August, 2022

YUE LIAN LIANG		SOLARMAX TECHNOLOGY, INC.
3080 12th Street
Beijing City, China		Riverside, CA 92507

By:	/s/ Yue Lian Liang	By:	/s/ Stephen P. Brown
	Yue Lian Liang		Stephen P. Brown
		Title:	Chief Financial Officer